                                                                    Exhibit 10.5



================================================================================
                                LICENSE AGREEMENT
================================================================================




                                     Between



                               SANDIA CORPORATION



                                       and



                               R2 TECHNOLOGY, INC.



                               LICENSE NUMBER ***


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



------------------------

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------


ARTICLE I DEFINITIONS ......................................................   2

ARTICLE II License .........................................................   2

ARTICLE III Technical Assistance and R2's Commitments ......................   3

ARTICLE IV Royalty and Payments ............................................   3

ARTICLE V Statements, Reports and Payments .................................   4

ARTICLE VI Government Rights ...............................................   5

ARTICLE VII Confidentiality ................................................   5

ARTICLE VIII Duration and Termination ......................................   6

ARTICLE IX Warranty, Liability and Indemnification .........................   7

ARTICLE X General Provisions ...............................................   8

ARTICLE XI Government Sponsorship ..........................................   9

ARTICLE XII Assignment .....................................................  10

ARTICLE XIII Export Control ................................................  10

ARTICLE XIV Controlling Law ................................................  10

ARTICLE XV Execution .......................................................  11

EXHIBIT A ..................................................................  12

EXHIBIT B ..................................................................  13

EXHIBIT C ..................................................................  14

EXHIBIT D ..................................................................  15

                                LICENSE AGREEMENT
                                -----------------

         This License Agreement is by and between Sandia Corporation ("Sandia"), a corporation whose principal place of business is located in Albuquerque, New Mexico and R2 Technology, Inc. ("R2"), a corporation whose principal place of business is located in Mountain View, California.

WITNESSETH THAT:

         WHEREAS, Sandia manages and operates a federally-owned facility known as Sandia National Laboratories for the United States Department of Energy ("DOE") under contract * * *;

         WHEREAS, Sandia has developed and acquired, and may further develop and acquire, Sandia Software (as defined herein), and Sandia is, and may further become, the assignee of Sandia Patent (as defined herein);

         WHEREAS, Sandia desires to license Sandia Software and Sandia Patent in support of technology transfer to United States industries to enhance United States' competitiveness;

         WHEREAS, Sandia has requested a waiver from DOE for Sandia Patent and permission to assert copyright for Sandia Software, and under the terms of the waiver and permission, the United States Government reserves nonexclusive licenses in Sandia Patent and Sandia Software;

         WHEREAS, the United States Government is neither a party to nor assumes any liability for activities of Sandia in connection with this License Agreement;

         WHEREAS, at the time of conception of the invention comprising Sandia Patent, Sandia was operated by American Telephone & Telegraph Company ("AT&T") under Contract No. * * * with the DOE under which AT&T reserved nonexclusive licenses in Sandia Patent.

         WHEREAS, R2 desires to obtain from Sandia, and Sandia is willing to make available to R2, a license under Sandia Software and Sandia Patent to make, have made, sell, lease and transfer Licensed Product and R2 Software in accordance with the terms and conditions set forth herein, including the payment of moneys; and

         NOW, THEREFORE, in consideration of the agreements of the respective Parties hereto, and for the faithful performance of this License Agreement, it is hereby agreed as follows:

__________

* * *Certain information on this page has been omitted and filed separetely with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    ARTICLE I

                                   DEFINITIONS

     1.1 "Sandia" and "R2" shall have the meanings set forth above, and each may be referred to herein as a "Party" or, collectively, as "Parties" to this License Agreement.

     1.2 "Field of Agreement" shall mean the field of medical imaging.

     1.3 "Sandia Patent" shall mean the United States patent application set forth in EXHIBIT A, which is incorporated by reference hereto and made a part hereof, including and any United States patent derived therefrom including and any division, continuation, continuation-in-part, or reissue thereof.

     1.4 "Sandia Software" shall mean all technical information and data, whether patented or unpatented, identified in EXHIBIT B, which has been or may be developed by Sandia prior to the effective date of this License Agreement; provided, however, that such technical information and data shall not include information acquired from third parties subject to confidentiality restrictions preventing disclosure hereunder or requiring accounting to such third parties.

     1.5 "Licensed Product" shall mean any product which is, or is produced by a process which operates under one or more claims of Sandia Patent.

     1.6 "Net Sales Price" shall mean in respect of Licensed Product sold, leased or transferred in normal arm's length commercial transactions between R2 and its customers, the Net Sales Price shall mean the gross sales price of Licensed Product charged to R2 customers without any deductions other than the following relating to such transactions where applicable: (1) prompt payment and other trade discounts, (2) allowances for return of defective shipments, (3) transportation and packing charges, and (4) sales and excise taxes, to the extent that such items are separately stated in invoices or appear as items of allowance in the records of R2.

     1.7 "Government" shall mean the United States of America and agencies thereof.

     1.8 "Derivative Work" shall mean any work which is based on one or more pre-existing works, as defined at 17 U.S.C. (S)101.

     1.9 "R2 Software" shall mean Derivative Works of Sandia Software produced by or on behalf of R2.

                                   ARTICLE II

                                     LICENSE

     2.1 Subject to the terms and conditions of this License Agreement, Sandia hereby grants R2 a paid up, worldwide, nontransferable, nonexclusive right and license for R2 to prepare and reproduce R2 Software, to distribute copies of R2 Software and to perform and display R2 Software publicly and to permit others to do so.

     2.2 Subject to the terms and conditions of this License Agreement, Sandia hereby grants R2 a worldwide, nontransferable, nonexclusive right and license for R2 in the Field of Agreement to make and have made Licensed Product under one or more claims of Sandia Patent; and to use, sell, lease or transfer Licensed Product; and for R2's customers to use Licensed Product sold, leased or transferred by R2 for which royalties have been paid hereunder to Sandia.

     2.3 R2 is authorized to make a limited number of copies of portions of Sandia Software as reasonably necessary ito carry out R2's operations hereunder.

     2.4 Express or implied rights and licenses outside the scope of this
Article II are expressly excluded.

                                   ARTICLE III

                    TECHNICAL ASSISTANCE AND R2'S COMMITMENTS

     3.1 Sandia shall promptly make available Sandia Software to R2 within thirty (30) days of execution of this License Agreement by both Parties.

     3.2 Upon request by R2, Sandia, without unduly interfering with its other requirements of its engineers and scientists involved in developing and using Sandia Software, shall make available to R2 up to * * * hours of technical assistance at Sandia facilities at a charge of * * * per hour during the first *** months of this License Agreement, to expedite R2's use of Sandia Software. The scope of such Sandia technical assistance is set forth in EXHIBIT C. Payment for such assistance will be made in advance in * * * hour increments for the number of hours of assistance reasonably estimated to be needed.

                                   ARTICLE IV

                              ROYALTY AND PAYMENTS

     4.1 In initial consideration for the rights and licenses granted by Sandia in Article II, R2 agrees to pay Sandia * * * as an upfront license fee upon execution of this License Agreement.

     4.2 In consideration of the rights and licenses granted by Sandia in Paragraph 2.1, R2 agrees to pay to Sandia the sum of * * * payable in eight (8) equal quarterly payments of *** commencing on July 1, 1995.

     4.3 In consideration of the rights and licenses granted by Sandia in Paragraph 2.2, R2 hereby agrees to pay to Sandia a royalty fee as set forth in EXHIBIT D for each Licensed Product, made, sold, leased or transferred by R2 within the United States during the term of this License Agreement.

__________

* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ARTICLE V

                        STATEMENTS, REPORTS AND PAYMENTS

     5.1 For the purpose of computing royalties hereunder, a Licensed Product shall be considered sold, leased or transferred, when billed out, when shipped out, or when paid for, whichever shall first occur.

     5.2 R2 shall render to Sandia by January 31 and July 31 of each year a royalty statement reporting the number of Licensed Products it made, sold, leased or transferred within the United States during the preceding semiannual accounting period beginning respectively on the preceding July 1 or January 1. The statement shall give all information necessary for the determination of royalties payable hereunder. R2 shall accompany each such statement with the payment of all royalties due Sandia, computed in accordance with Article IV. If for any semiannual accounting period no royalty payment shall be due, R2 shall submit a written statement to that effect.

     5.3 R2 shall keep true and accurate records in such manner and detail as to permit the verification of all royalties paid and payable under this License Agreement. Such records shall be made available during ordinary business hours for inspection at R2's ordinary place of business by authorized representatives of Sandia. R2 shall be obligated to retain such records for at least five (5) years after the report to which such records pertain is rendered to Sandia.

     5.4 All royalties payable by R2 hereunder shall be paid to Sandia at its address specified in Article X hereof in United States of America dollars in the total amounts provided for in this License Agreement. Any taxes, assessments, or charges assessed or imposed by an entity or government other than by the government of the United States of America or any state or local government in the United States of America, which Sandia or R2 or any other party shall be required to pay with respect to such royalty shall be borne by R2.

     5.5 The rate of exchange to be used in calculating royalties payable by R2 for an accounting period shall be the rate of exchange published by the Wall Street Journal on the last business day of such accounting period.

     5.6 Without excusing prompt payment of royalties due, any and all royalties left unpaid, after the above-mentioned payment date in Paragraph 5.2 of this
Article V, shall bear interest at the prime rate in effect at the First Security Bank of Albuquerque, New Mexico, on the date that the payment of said royalties becomes due plus three (3) percentage points.

     5.7 R2 will provide to Sandia on July 31 of each year after Food and Drug Administration approval a report on "analysis of local orientation of edges for stellate lesion detection in mammograms" technology. The report, in memo form, will include information on the economic impact of the technology on R2. Examples include but are not limited to: dollar and percentage change in sales and number of jobs created or eliminated, changes in efficiency of operations, changes in R2's competitive position in the industry, and how the Sandia technology and Licensed Product compares with similar domestic and international technologies and products.

                                   ARTICLE VI

                                GOVERNMENT RIGHTS

     6.1 R2 will not pay royalty on Licensed Product sold for the benefit of any Government contract, or for any Licensed Product sold to the Government (pursuant to the Government's nonexclusive reserved license).

     6.2 In transactions involving the Government, Licensed Product and R2, R2 must maintain true and accurate records that the Government received a discount equal to or greater than the amount of royalty that R2 would have paid had the Government not been involved. Any transaction with the Government shall be reported by providing: (a) identification of the Government agency involved, (b) identification of the Government contract number, and (c) a description of R2's lost royalty amount due to the transaction with the Government.

                                  ARTICLE VII

                                 CONFIDENTIALITY

     7.1 R2 shall treat as confidential all Sandia Software which has been or may hereafter be made available to R2, directly or indirectly, by Sandia and not disclose Sandia Software to any third party.

     7.2 R2's obligations of confidentiality and nondisclosure of Sandia Software under this License Agreement shall continue for * * * from the effective date of this License Agreement, regardless of the termination of any right and license granted under Article II for any reason.

     7.3 Nothing contained herein shall in any way restrict or impair R2's right to use, disclose or otherwise deal with any technical information which

     (a) is or becomes generally available to the public through no wrongful act of R2;

     (b) was in the possession of R2 or others prior to the time Sandia Software was acquired by R2 from Sandia and was not acquired, directly or indirectly, from Sandia or from others under an obligation of confidentiality; or

     (c) is independently made available as a matter of right to R2 by a third party without obligations of secrecy, provided such third party did not acquire such information, data, and knowledge directly or indirectly from Sandia.

__________

* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     7.4 For the purposes of the provisions of Article 7.3 hereof, a specific aspect of technical information shall not be deemed to be generally available to the public or in the possession of R2 merely because the specific aspect is embraced by general disclosures generally available to the public or in the possession of the receiving party, but only if such specific aspect and its principle of operation is generally available to the public or in the possession of R2 prior to disclosure thereof by Sandia hereunder.

     7.5 R2 hereto shall not make known or cause to be made known to any third party any correlation, identity, similarity or relationship between Sandia Software received hereunder and information, data or knowledge available to the receiving party from any other source.

                                  ARTICLE VIII

                            Duration and Termination

     8.1 The rights and licenses granted to R2 under Paragraph 2.2 and the obligation to pay royalty under Paragraph 4.3 shall continue until January 1, 2015, or until the expiration of Sandia Patent, whichever occurs first, unless earlier terminated as specified in Article VIII hereof. Except for R2's rights and licenses granted under Paragraph 2.2, all other provisions relating to R2 and intended to survive the date set forth in Paragraph 8. 1 and the expiration of Sandia Patent and any such early termination shall so survive.

     8.2 If this License Agreement is terminated by either Party prior to payment by R2 of the last payment provided for under Paragraph 4.2, R2 shall have no further right and license under Article II and shall have no further rights to receive or possess Sandia Software and receive technical assistance as specified in this License Agreement, and shall immediately return to Sandia all drawings, data, memoranda, and information in written or physical form relating to Sandia Software whether prepared by R2 or Sandia, including all copies thereof. However, R2 shall be permitted to have one archival copy of Sandia Software received hereunder retained by independent legal counsel of R2, and such copy shall not be accessed by R2 unless a dispute arises between Sandia and R2 regarding Sandia Software and then shall only be used for the resolution of such dispute.

     8.3 Sandia may terminate the right and license granted by Paragraph 2.2, if R2 shall at any time default in the payment of any monies or the making of any statement hereunder, or shall commit any breach of this License Agreement, or shall make any false statement and shall fail to remedy any such default, breach or statement within sixty (60) days after written notice thereof is given by Sandia.

     8.4 Sandia may terminate the right and license granted by Paragraph 2.2 if the combined royalties for any two consecutive semiannual accounting periods hereunder, each commencing more than one (1) year after the effective date of the United States Food and Drug Administration authorization to market the Licensed Product in the United States, are less than * * * by giving R2 a written notice of its election to do so, specifying an effective date of

_____________________

* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

termination not less than sixty (60) days from the date of such notice. If before the specified effective date of termination, R2 pays Sandia the difference between * * * and the combined royalties actually paid, Sandia will withdraw such election of its right to terminate the License Agreement.

     8.5 Sandia may terminate the right and license granted by Paragraph 2.2 and the technical assistance specified in Paragraph 3.2 by giving written notice to R2 in the event R2 experiences any of the following events: dissolution, insolvency, filing of a voluntary petition in bankruptcy, adjudication as a bankrupt pursuant to an involuntary petition, appointment by a court of a temporary or permanent receiver, trustee or custodian for its business, or an assignment for the benefit of creditors, and such termination will become effective immediately upon the giving of such notice.

     8.6 Sandia may terminate the right and license granted by Paragraph 2.2 by giving written notice to R2 in the event R2 has not made commercially available at least one Licensed Product within one (1) year of United States Food and Drug Administration authorization to market the Licensed Product within the United States. Such termination will become effective immediately upon the giving of such notice.

     8.7 R2 may, after one year from the effective date of this License Agreement, terminate the right and license granted it by Article II by giving Sandia ninety (90) days written notice of its election to do so.

                                   ARTICLE IX

                     Warranty, Liability and Indemnification

     9.1 Sandia warrants that it owns the Sandia Patent, has the right to assert copyright in Sandia Software and has the right to grant the rights and licenses in Article II.

     9.2 Sandia makes no warranty, express or implied, as to the accuracy or utility of any Sandia Software or that the use of any Sandia Software or Sandia Patent will not infringe any United States or foreign patent or copyright. Sandia Software and Sandia Patent are made available hereunder to R2 on an "AS-IS" basis. To the best of Sandia's knowledge, no valid patent or copyright exists in the United States of America which would be infringed by either the Sandia Software or a product made in accordance with the Sandia Patent.

          EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED HEREUNDER.
________________________________________________________________________________


* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     9.3 Sandia and the Government, and their agents, officers and employees shall not be liable for any loss, damage, injury or other casualty of whatsoever kind, or by whomsoever caused, to the person or property of anyone, including R2, arising out of or resulting from the license granted to R2 herein or the accuracy and validity of Sandia Software, or from any system in the Field of Agreement or component thereof made, used, sold, leased or transferred by R2 and R2 agrees for itself, its successors and assigns, to defend, indemnify and hold Sandia and the Government, harmless from and against all claims, demands, liabilities, suits or actions (including all reasonable expenses and attorney's fees incurred by or imposed on R2 in connection therewith) for such loss, damage, injury or other casualty.

     9.4 Except as provided in Article 9. 1, Sandia makes no warranty or guarantee in respect of the validity of Sandia Patent.

     9.5 Sandia shall retain the sole right to bring litigation for infringement of Sandia Patent. R2 shall promptly bring to Sandia's attention any information of which R2 is aware of relating to third party infringement of Sandia Patent. R2 shall notify Sandia, in writing, that a competitor of R2 is conducting operations which infringe a claim included in Sandia Patent. If within one (1) year thereafter Sandia fails to institute legal action against such competitor for infringement of said claim, or in the alternative, fails to license such competitor under Sandia Patent, Sandia agrees that the royalty due from R2 under Article IV and EXHIBIT D shall be calculated as if such competitor had been licensed by Sandia.

     9.6 Sandia and the Government shall not be responsible or have any liability whatsoever for any infringement by R2 of any third party patent or copyright relating to Licensed Product.

                                   ARTICLE X

                               General Provisions

     10.1 R2 shall not, without the express written consent of Sandia, make any verbal or written statements or perform any act indicating that Sandia endorses or approves, or has endorsed or approved, any Licensed Product. Specifically, R2 shall not, without the express written consent of Sandia, associate or in any way connect any name or trademark of Sandia with any Licensed Product. However, R2 can indicate that Licensed Product is manufactured, sold, leased or used under a license granted by Sandia.

     10.2 Any notice with respect to this License Agreement shall be deemed given on the date when sent by facsimile transmission with receipt of confirmation of when mailed by Registered Mail addressed to the Party to be notified at its address set forth below or such other address as is designated by writing:

          For Sandia:

          Statements and Notices:

          Sandia Corporation

          Attention: Licensing Coordinator, Org. 4200
          Mail stop 1380
          P.O. Box 5800
          Albuquerque, NM 87185-1380
          Telephone: (505) 271-7828
          Facsimile: (505) 271-7867

          For Payments:

          Sandia Corporation
          Attention: Assistant Treasurer, Org. 10602
          Mail stop 0189
          P.O. Box 5800
          Albuquerque, NM 87185-0189

          For R2:

          R2 Technology, Inc.
          Attention: S. P. Bob Wang, President
          480 San Antonio Road
          Mountain View, CA 94040
          Phone: (415) 917-0310
          Facsimile: (415) 917-0314

     10.3 The waiver of a breach of this License Agreement or the failure of Sandia or R2 to exercise any right under this License Agreement shall in no event constitute a waiver as to any other breach, whether similar or dissimilar in nature, or prevent the exercise of any right under this License Agreement.

     10.4 R2 agrees to affix appropriate statutory patent markings to all materials included in Licensed Product made hereunder and covered by issued and unexposed claims of Sandia Patent and otherwise to modify such notice as Sandia may from time to time direct in conformity with the patent statutes.

     10.5 The Index and Headings used in this License Agreement are for reference purposes only and shall not be used in the interpretation of this License Agreement.

     10.6 R2 agrees that all License Products sold within the United States of America shall be manufactured substantially within the United States of America.

                                   ARTICLE XI

                             Government Sponsorship

     11.1 The Government has been granted for itself and others acting on its behalf a paid-up, nonexclusive, irrevocable worldwide license in Sandia Software to reproduce, prepare derivative works, and perform publicly and display publicly. Beginning * * * years after (date permission to assert copyright is first obtained) the Government is granted for itself and others acting on its behalf a paid-up, nonexclusive, irrevocable worldwide license in Sandia Software to reproduce, prepare derivative works, distribute copies to the public, perform publicly and display publicly, and to permit other to do so.

          NEITHER THE GOVERNMENT NOR THE DOE, NOR ANY OF THEIR EMPLOYEES, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION, APPARATUS, PRODUCT, OR PROCESS DISCLOSED, OR REPRESENTS THAT IS USE WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.

                                  ARTICLE XII

                                   Assignment

     12.1 R2 shall not assign this License Agreement or any right granted nor delegate any duties under this License Agreement without the prior written consent of Sandia. However, R2 may assign this License Agreement to a successor in substantially all of the business of R2 relating to the subject matter of this License Agreement.

     12.2 Sandia may assign or otherwise transfer this License Agreement or any rights hereunder to any third party.

                                  ARTICLE XIII

                                 Export Control

     13.1 R2 shall abide by the export control regulations of the United States Department of Commerce and other United States governmental regulations relating to the export of Licensed Product. Failure to obtain an export control license or other authority from the Government may result in criminal liability under U.S. laws.

                                  ARTICLE XIV

                                 Controlling Law

     14.1 This License Agreement is made in Albuquerque, New Mexico, U.S.A., and shall be governed by and construed in accordance with the laws of the State of New Mexico. The Parties agree to the exclusive jurisdiction of the courts of the State of New Mexico or the United States District Court for the State of New Mexico.

________________

* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ARTICLE XV

                                    EXECUTION

     15.1 The making, execution and delivery of this License Agreement by Sandia and R2 have been induced by no representation, statements, warranties, or other agreements other than those herein expressed. This License Agreement embodies the entire understanding of the parties and merges any previous agreements or understandings, written or oral, in effect between such parties relating to the subject matter thereof, including the Secrecy Agreement between Sandia and R2. This License Agreement may be amended or modified only by an instrument of equal formality signed by duly authorized officers of the respective Parties.

IN CONSIDERATION OF THE FOREGOING TERMS AND CONDITIONS, R2, Inc. and Sandia Corporation have caused this License Agreement to be executed in duplicate by their duly authorized representatives. This License Agreement will be effective on the last day and year written below.

                               SANDIA CORPORATION:

                               By:      /s/ Paul Robinson
                                        ---------------------------
                                        C. Paul Robinson

                               Title:   Vice President of Laboratory Development

                               Date:    March 28, 1995
                                        ----------------------------------------


                               R2 CORPORATION:

                               By:      /s/ S.P. Bob Wang
                                        ---------------------------

                               Title:   President
                                        ---------

                               Date:    March 22, 1995
                                        ----------------------------------------



THIS LICENSE AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY IN ANY MANNER UNLESS DULY EXECUTED BY AN AUTHORIZED REPRESENTATIVE OF BOTH PARTIES.

                                    EXHIBIT A
                                    ---------

Sandia Patent* * * Patent Application No. * * *
-------------










----------------------

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B
                                    ---------

***








-------------------
***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                    EXHIBIT C
                                    ---------

Scope of Technical Assistance
-----------------------------

Assistance from Sandia National Laboratories is anticipated in the following activities:

     1.   Porting of the existing code to R2.

     2.   Installation questions regarding Khoros.

     3. Explanation of the code--some advice, consulting regarding some detail code questions.

     4. Comparing performance of the ported code at R2 to existing code at Sandia.

It is anticipated that the amount of time needed will be eighty (80) hours, for which will be paid in advance in increments of twenty (20) hours until the tasks are complete.

                                    EXHIBIT D
                                    ---------

1. * * * per Licensed Product if R2 is the only licensee to Sandia Software and Sandia Patent; or

2. * * * per Licensed Product if only one other commercial license to Sandia Software and Sandia Patent is granted by Sandia in the Field of Agreement; or

3. * * * per Licensed Product if two or more commercial licenses to Sandia Software and Sandia Patent is granted by Sandia in the Field of Agreement.





----------

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.